UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2023

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Waverley Oaks Road, Suite 114, Waltham, MA 02452

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC,

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 5.02.

Item 8.01  Other Information.

Ondas Holdings, Inc. (the “Company”) reports that amidst the widely reported hostilities and conflict in Israel, its Israel-based operations are open and serving customers and all of its Israel-based personnel are accounted for and safe. In addition, the business operations in Israel and the Middle East are being supported by its U.S. teams.

Yishay Curelaru, Chief Financial Officer of the Company, was drafted to the Israeli army. As a result, Mr. Curelaru has temporarily stepped down from his position as the Chief Financial Officer of the Company, on and effective October 9, 2023. Eric Brock, President and Chief Executive Officer of the Company, has been appointed Interim Chief Financial Officer of the Company, on and effective October 9, 2023. The Company expects Mr. Curelaru to resume full duties as Chief Financial Officer in the near future.

Additional information about Mr. Brock can be found on page 6 of the Company’s 2023 Proxy Statement, which was filed with the Securities and Exchange Commission on October 3, 2023, and which information is hereby incorporated by reference. Related party transactions information between the Company and Mr. Brock which would require disclosure under Item 404 of Regulation S-K is set forth in the Company’s 2023 Proxy Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
President, Chief Executive Officer and Interim Chief Financial Officer

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